Exhibit 99.1

Behringer Harvard Acquires Land for
Luxury Multifamily Development in Dallas

Construction of 377-Unit Arpeggio Victory Park Underway
in Partnership with Mill Creek Residential Trust

DALLAS, August 16, 2012 — Behringer Harvard announced today its acquisition of a multifamily development site of more than 3.9 acres in Victory Park, a 75-acre mixed-use neighborhood on the west side of Dallas’s central business district featuring an expanding range of office, residential and retail amenities. Development has begun on a luxury multifamily community, called The Arpeggio Victory Park, with 377 apartment homes.

“We are pleased to have this attractive opportunity to develop a high-quality multifamily community in partnership with Mill Creek Residential Trust,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “We believe this prime location will attract professionals who enjoy amenity-rich lifestyles.”

Mill Creek Residential Trust LLC (MCRT), a Dallas-based real estate firm that partnered with Behringer Harvard on this acquisition, will serve as developer of The Arpeggio Victory Park. “We are excited to partner with Behringer Harvard and look forward to delivering luxury rental residences in this vibrant and growing neighborhood,” said Mr. Darren Schackman, Senior Managing Director at Mill Creek Residential Trust. MCRT North Texas/Mountain States Construction LLC, Mill Creek’s construction entity, will serve as the general contractor.

The development site, at 2400 Houston Street, will offer residents proximity to the central business district and Uptown, two of the largest employment centers in Dallas, as well as the West End Historic District and one of the largest contiguous arts districts in the United States. Immediately adjacent to the site is the American Airlines Center, a multipurpose arena that’s a downtown landmark and home to the Dallas Mavericks of the National Basketball Association and the Dallas Stars of the National Hockey League. Also adjacent to the site, the Victory Park rail station — affiliated with DART and the Trinity Railway Express — provides commuter service to Dallas, Fort Worth and various areas beyond via routes including the new Orange Line.

The Arpeggio Victory Park will comprise two five-story residential buildings wrapped around a central parking garage. Averaging 814 square feet, the apartments will be built to condominium-quality specifications and offer up to two bedrooms and two baths. Units will feature granite countertops with tile backsplashes, stainless steel appliances, kitchen islands, nine-foot ceilings, and full-size washers and dryers. Common-area amenities will include a cyber café, a business center, a state-of-the-art fitness center, a resort-style pool and a dog park.

The portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 48 multifamily communities in 14 states comprising 13,013 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information, contact our

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U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

About Mill Creek Residential Trust

Mill Creek Residential Trust LLC is a multifamily real estate firm engaged in the development, construction and acquisition of multifamily communities across the United States. Headquartered in Dallas, Mill Creek Residential Trust operates in 14 major geographic markets across the U.S. For more information, contact us at 214.922.8400, or visit us online at MCRTrust.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Multifamily REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler	David Nesmith	Darren Schackman
Behringer Harvard	Richards Partners for Behringer Harvard	Mill Creek Residential Trust
bmarler@behringerharvard.com	david_nesmith@richards.com	dschackman@mcrtrust.com
469.341.2312	214.891.2864	214.922.8576

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